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                                                       Exhibit 99

                         CSX CORPORATION

                   Appendix Describing Graphic
         Materials Deleted From Electronic Transmission
                     of 1994 Proxy Statement


Page
Numbers             Description
- -------             -----------

6-7 A photograph of each director nominee precedes his or her biographical information.

23                  The performance line graph required by Regulation S-K,
                    Section 229.402(1), immediately follows the Report of the Compensation and Pension Committee Concerning Executive Compensation. A copy of the graph has been filed with the Commission with a Form SE dated March 8, 1994.































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